Change of Control Agreements indicated below between Company and each of following executives:
Godwin, David C.
Neilson, Robert D.
Nosbaum, LeRoy D.
Remington, David G.
Scarpelli, Jemima G.
Shepherd, Dennis A.
Smith, John A.
White, Stuart Edward
Chesser, Michael
Fairbanks, Russell